EXHIBIT 99.1

Global Self Storage Raises $6.7 Million in Rights Offering
New York, NY – December 18, 2019 – Global Self Storage, Inc. (NASDAQ: SELF) (“Global Self Storage” or the “Company”) has closed its previously announced rights offering (the “rights offering”) which expired at 5:00 p.m., Eastern time, December 13, 2019.
At the closing of the rights offering, the Company sold and issued an aggregate of 1,601,291 shares of the Company’s common stock (“common stock”) at the subscription price of $4.18 per whole share of common stock, pursuant to the exercise of subscriptions and oversubscriptions from the Company’s stockholders of record as of 5:00 p.m., Eastern time, on November 18, 2019.  The Company raised aggregate gross proceeds of approximately $6.7 million in the rights offering.
The rights offering was made pursuant to the Company’s Registration Statement on Form S‑3 (File No. 333-227879) (the “Registration Statement”) that was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on December 7, 2018.  The rights offering was made only by means of the prospectus supplement (the “prospectus supplement”) and the accompanying prospectus, which was filed with the SEC and can be accessed through the SEC’s website at www.sec.gov. A copy of the prospectus supplement and the accompanying prospectus may also be obtained from the information agent, Georgeson LLC, toll free at (800) 213-0473, or by mail at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any securities of the Company in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Global Self Storage

Global Self Storage is a self-administered and self-managed REIT that owns, operates, manages, acquires, develops and redevelops self-storage properties.  The Company’s self-storage properties are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers.  Through its wholly owned subsidiaries, the Company owns and/or manages 13 self-storage properties in Connecticut, Illinois, Indiana, New York, Ohio, Pennsylvania, South Carolina, and Oklahoma.
For more information, go to ir.globalselfstorage.us or visit the company’s customer site at www.globalselfstorage.us. You can also follow Global Self Storage on Twitter, LinkedIn and Facebook.
Cautionary Note Regarding Forward Looking Statements

Certain information presented in this press release may contain “forward-looking statements” within the meaning of the federal securities laws including, but not limited to, the Private Securities Litigation Reform Act of 1995.  Forward looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions, and other information that is not historical information.  In some cases, forward looking statements can be identified by terminology such as “believes,” “plans,” “intends,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or the negative of such terms or other comparable terminology, or by discussions of strategy.  All forward-looking statements by the Company involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of the Company, which may cause the Company’s actual results to be materially different from those expressed or implied by such statements.  The Company may also make additional forward looking statements from time to time.  All such subsequent forward-looking statements, whether written or oral, by the Company or on its behalf, are also expressly qualified by these cautionary statements.  Investors should carefully consider the risks, uncertainties, and other factors, together with all of the other information included in the Company’s filings with the Securities and Exchange Commission, and similar information.  All forward-looking statements, including without limitation, the Company’s examination of historical operating trends and estimates of future earnings, are based upon the Company’s current expectations and various assumptions.  The Company’s expectations, beliefs and projections are expressed in good faith, but there can be no assurance that the Company’s expectations, beliefs and projections will result or be achieved.  All forward looking statements apply only as of the date made.  The Company undertakes no obligation to publicly update or revise forward looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.
Contacts:

Global Self Storage
Mark C. Winmill, President and CEO
Tel (212) 785-0900, ext. 201
mwinmill@globalselfstorage.us
CMA Investor Relations
Ron Both
Tel (949) 432-7566
SELF@cma.team